EXHIBIT 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this "Amendment") is entered into as of October 8, 2015 (the "Effective Date") by and between FPG ASPEN LAKE OWNER, LP, a Delaware limited partnership (as successor-in-interest to 13785 Research Blvd, LLC, a Texas limited liability company) (the "Landlord"), as landlord, and LDR SPINE USA, INC., a Delaware corporation (the "Tenant"), as tenant.

RECITALS

WHEREAS, the predecessor-in-interest to Landlord and Tenant are parties to that certain Lease Agreement dated August 10, 2011 (the “Initial Lease”), as amended by a First Amendment to Lease dated as of November 5, 2012 (the “First Amendment”) (the Initial Lease and the First Amendment are collectively referred to as the “Lease”), for that certain space consisting of approximately 67,407 square feet of Rentable Area commonly known as Suites 100, 175, 180 and 200 (the “Original Premises”) on the first (1st) and second (2nd) floors of in the building known as Aspen Lake Office Building located at 13785 Research Boulevard in the City of Austin, State of Texas (the “Building”).
WHEREAS, Landlord and Tenant desire to provide for the expansion of the Original Premises into additional space on the first (1st) and third (3rd) floors of the Building, and to further amend the Lease as set forth below, on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS

1.Defined Terms and References. The recitals set forth above are herein incorporated by reference and agreed to by Landlord and Tenant. All capitalized terms used herein that are not defined herein but are defined in the Lease shall have the same meanings herein as in the Lease.

2.Extension of Lease Term. The “Term” is extended for a period of time commencing on December 1, 2019 and expiring on the date (the “Expiration Date”) which is the last day of the month in which the Extended Date (hereinafter defined) occurs, subject to Section 3(e)(ii) hereof. The “Extended Date” shall mean the date which is November 30, 2024 plus the number of days occurring between November 30, 2015 and the Suite 350 APCD (hereinafter defined); provided, however, if Tenant timely elects to terminate its obligations with respect to Suite 350 pursuant to Section 3(e)(i) hereof, then the Extended Date shall be November 30, 2024, and if Tenant timely elects to reduce the Lease Term pursuant to Section 3(e)(ii) hereof, then the Extended Date shall be November 30, 2019. The defined term “Term” shall include the Term as extended hereby. Tenant and Landlord shall execute and deliver agreements in the form attached to the Lease as Exhibit E and made a part hereof specifying, among other matters, the First Floor APCD (hereinafter defined), the Suite 350 APCD and the new Expiration Date, as applicable. After each determination of the First Floor APCD and the Suite 350 APCD, Landlord shall prepare and deliver such applicable agreements to Tenant, and Tenant shall execute and deliver such agreements to Landlord within five (5) business days of Tenant's receipt thereof. Failure to sign said agreement shall not affect the First Floor APCD, the Suite 350 APCD or expiration of the term of this Lease or any other terms and conditions of this Lease.

3.Lease of Additional Premises.

(a)    Subject to the terms of the Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises (as defined below).

(b)    The Term with respect to the First Floor Premises (hereinafter defined) shall commence on the date (the “First Floor APCD”) that Landlord delivers the First Floor Premises to Tenant in broom-clean condition and free of all tenancies, and continue through the Expiration Date, as herein extended. Prior to the First Floor APCD, Landlord shall have relocated the fitness center as set forth in Section 11 hereof. Effective as of the First Floor APCD, the term “Premises” is hereby revised to include the First Floor Premises for all purposes set forth in the Lease, except as expressly provided in this Amendment.

(c)    The Term with respect to Suite 350 shall commence on the date (the “Suite 350 APCD”) that Landlord delivers Suite 350 to Tenant in broom-clean condition and free of all tenancies, and continue through the Expiration Date, as herein extended. Effective as of the Suite 350 APCD, the term “Premises” is hereby revised to include Suite 350 for all purposes set forth in the Lease, except as expressly provided in this Amendment.

(d)    “Additional Premises” shall mean those certain premises shown on the drawings attached hereto as Exhibit A and made a part hereof, located on the first (1st) and third (3rd) floors of the Building. The Additional Premises contain a total of 22,437 square feet of Rentable Area, which is comprised of (i) 18,930 square feet of Rentable Area consisting of Suite 350 and the common hallway on the third (3rd) floor of the Building (“Suite 350”), plus (ii) 3,507 square feet of Rentable Area on the first (1st) floor of the Building (the “First Floor Premises”).

(e)    Tenant hereby acknowledges and agrees that Suite 350 is currently occupied by another tenant, Q2 Software, Inc., D/B/A Q2EBANKING, a Delaware corporation (“AP Tenant”), which AP Tenant is moving from Suite 350 to an adjacent building to the Building, otherwise known as Aspen Lake II. In the event that AP Tenant does not vacate Suite 350 on or the date which is ninety (90) days after AP Tenant has received a Certificate of Occupancy from the City of Austin for its premises in Aspen Lake II, Landlord shall promptly use commercially reasonable efforts to institute and pursue a forcible entry and detainer suit or other applicable eviction proceedings against AP Tenant. As soon as reasonably practical following AP Tenant’s vacation of Suite 350, Landlord shall tender possession of Suite 350 to Tenant. If Landlord is unable to tender possession of Suite 350 to Tenant by the date (the “Tender Date”) that is three hundred sixty-five (365) days from the date that AP Tenant has received a Certificate of Occupancy from the City of Austin for its premises in Aspen Lake II (which date may be extended 60 days by written notice from Landlord to Tenant if Landlord has filed a suit for possession and believes in good faith that possession will be awarded to Landlord within such 60 days), then, within thirty (30) days after the Tender Date (the “Option Notice Date”), which Option Notice Date shall in no event be later than December 31, 2016 (the “Outside Option Notice Date”), Tenant shall have the option to elect, by giving Landlord written notice, the following options:

(i)    Tenant may elect to terminate its obligations under this Amendment to lease Suite 350, whereupon this Amendment shall be automatically amended as follows:

(1)     The “Total Annual Base Rent” and the “Total Monthly Installment of Base Rent” due from and after the Suite 350 APCD pursuant to Section 5 hereof shall be reduced proportionately to exclude Suite 350 from the calculation for amounts due from and after the Suite 350 APCD.

(2)    The second sentence of Section 6 hereof shall be deleted.

(3)    The second sentence of Section 7 hereof shall be deleted.

(4)     The “Future Allowance” provided in Section 9(a) hereof shall be reduced proportionately to exclude Suite 350 from the calculation.

(5)     Sections 12 and 13 hereof shall be deleted.

(6)    All references to “Suite 350” and the “Suite 350 APCD” shall be deleted.

(7)    Any obligation of Landlord to lease to Tenant, or Tenant to lease from Landlord, Suite 350 shall terminate.

(ii)    If, and only if, Tenant elects to terminate its obligations under this Amendment to lease Suite 350 pursuant to subsection (i) above, Tenant may also elect to reduce the Term so that the Expiration Date is November 30, 2019, whereupon this Amendment shall be automatically amended to provide that Landlord shall have no obligation to pay, or make available to Tenant, the Future Allowance provided in Section 9(a) hereof and except for the definition of Qualified Expenses, Section 9(a) hereof shall be deleted.

If Tenant fails to elect to exercise its option under Section 3(e)(i) on or before the Option Notice Date for any reason whatsoever, then (x) such options contained in Section 3(e) hereof shall automatically terminate, (y) Tenant shall be deemed to have waived its right to exercise such options, and (z) Landlord shall have the right to terminate its obligations under this Amendment to lease Suite 350 to Tenant by giving written notice of such election to Tenant, whereupon Landlord shall be entitled to lease Suite 350 to any other person or entity and the Lease shall be automatically amended as provided in subsections 3(e)((i)(1)-(7) hereof.

(f)    If Landlord is unable to tender possession of Suite 350 to Tenant on or before Outside Option Notice Date, Landlord shall have the right to terminate its obligations under this Amendment to lease Suite 350 to Tenant, whereupon Landlord shall be entitled to lease Suite 350 to any other person or entity and the Lease shall be automatically amended as provided in subsections 3(e)((i)(1)-(7) hereof.

(g)    Within ten (10) days of the earlier to occur of the Option Notice Date or the Outside Option Notice Date, Tenant shall execute and deliver to Landlord, as applicable, one of the following certificates: (i) a certificate confirming that Tenant has elected to exercise both options in Section 3(e)(i) and 3(e)(ii) above, (ii) a certificate (the “Tenant 350 Expansion Certificate”) confirming the Tenant has elected not to exercise, and is waiving, both of its options under Section 3(e)(i) and 3(e)(ii) above, or (iii) a certificate (the “Tenant Extension Certificate”) confirming that Tenant has elected to exercise it option in Section 3(e)(i) above, but has waived its option in Section 3(e)(ii) above. Notwithstanding anything contained herein to the contrary, the failure of Tenant to execute one of the certificates described in the preceding sentence shall not affect or change such exercise or waiver or otherwise invalidate the Lease or this amendment.

4.Vacation and Surrender of the Surrender Premises.

(a)    Within sixty (60) days of the date hereof (the “Surrender Date”), Tenant shall promptly and fully vacate, surrender, deliver and turnover to Landlord the Surrender Premises in the condition required by and under the Lease, including, without limitation, Section 4.1 of the Lease, whereupon (i) the Lease shall terminate with respect to the Surrender Premises, except for any indemnifications or hold harmless agreements under the Lease which expressly survive such vacation, surrender, delivery and turnover or termination; accordingly, the term “Premises” as defined and used in and under the Lease shall exclude and not include the Surrender Premises, and (ii) all of the rights, privileges and benefits of Tenant under the Lease with respect to the Surrender Premises, including, without limitation, all rights of use, occupancy and possession of the Surrender Premises, shall terminate and be waived and relinquished by Tenant. Notwithstanding the foregoing, Tenant shall continue to pay Base Rent and all Additional Rent on the Surrender Premises from and after the Surrender Date until the First Floor APCD at the then current rental rate.

(b)    Tenant’s failure to surrender and turnover the Surrender Premises on or before 60 days from the date hereof shall be deemed an Event of Default under the Lease by Tenant, without any notice and/or cure right as may be provided in the Lease, and Landlord shall be entitled to immediately pursue all rights and remedies available to Landlord under the Lease for an Event of Default by Tenant.

(c)    “Surrender Premises” shall mean those certain premises shown on the drawing attached hereto as Exhibit B and made a part hereof, located on the first (1st) floor of the Building. The Surrender Premises contain a total of 636 square feet of Rentable Area located in Suite 100 on the first (1st) floor of the Building.

5.Base Rent from and after the Surrender Date. From and after the Surrender Date, through the Expiration Date, as herein extended, the Base Rent for the Premises shall be as provided on the Base Rent Schedule attached hereto as Exhibit C and made a part hereof for all purposes.

6.Premises Rentable Area and Tenant’s Proportionate Share. Effective as of the First Floor APCD, (a) the Premises shall contain 70,278 square feet of Rentable Area, and (b) Tenant’s Proportionate Share as set forth in the Lease shall be 34.2701% for all purposes under the Lease. Effective as of the Suite 350 APCD, (a) the Premises shall contain 89,208 square feet of Rentable Area, and (b) Tenant’s Proportionate Share as set forth in the Lease shall be 43.5010% for all purposes under the Lease.

7.Parking. Upon the First Floor APCD and the Suite 350 APCD, respectively, Landlord shall make available to Tenant the same ratio (e.g. 4.0 permits per 1,000 square feet of Rentable Area) of Parking Permits for the portion of the Additional Premises then being leased to Tenant as Landlord has made available for the Original Premises as set forth and upon the same terms and conditions contained in Exhibit I to the Lease. One (1) of such Permits allocated to the First Floor Premises and seven (7) of such Permits allocated to Suite 350 shall be assigned as reserved covered parking. Landlord and Tenant hereby acknowledge and agree that as of the date of this Amendment (a) the Lease currently provides Tenant the right to have fifteen (15) of such Permits to be assigned as reserved covered parking spaces, and (b) with Landlord’s approval, Tenant currently uses an additional three (3) reserved covered parking spaces and an additional two (2) reserved motorcycle covered parking spaces. Therefore, upon the First floor APCD and the Suite 350 APCD, a total of twenty-eight (28) of the Permits for the Premises shall be assigned as reserved covered parking spaces for Tenant, two (2) of which such Permits shall be assigned as reserved motorcycle covered parking spaces, and such reserved covered parking spaces are set forth in Exhibit D attached hereto.

8.Condition of the Premises. Tenant acknowledges that no representations as to the condition, repair or alteration of the Original Premises or the Additional Premises, nor promises to alter, remodel or improve the Original Premises or the Additional Premises, have been made by Landlord, and accepts the Original Premises and the Additional Premises their current AS IS, WHERE IS condition.

9.Tenant Allowances.

(a)Except as hereinafter provided and provided that Tenant has not elected to exercise its option to reduce the Term so that the Expiration Date is November 30, 2019 in accordance with Section 3(e)(ii) above, Landlord shall make available to Tenant an allowance equal to $10.00 per square foot of Rentable Area of the Premises excluding the First Floor Premises (the “Future Allowance”) to be used solely to reimburse Tenant for the cost of all leasehold improvements made by Tenant for any space under lease by Tenant in Aspen Lake One, Tower Point or Tower of the Hills, including, but not limited to, permitting expenses, building standard improvements, all costs relating to architectural and engineering services, and a one percent (1%) construction management fee payable to Landlord for plan review and other necessary coordination between Tenant’s contractor and the Landlord) (the “Qualified Expenses”); provided, however, at least twenty percent (20%) of the Future Allowance may only be utilized by Tenant for Qualified Expenses incurred by Tenant after December 1, 2019 but before November 30, 2020. Tenant hereby acknowledges and agrees that Landlord shall have no obligation to make the Future Allowance available, or to pay any portion of the Future Allowance, to Tenant if Tenant exercises its option in accordance with Section 3(e)(ii) above to reduce the Term so that the Expiration Date is November 30, 2019 and therefore, any Qualified Expenses, whether incurred by Tenant prior to or after such exercise, shall not be payable to Tenant if Tenant exercises its option to reduce the Term. Further, Tenant hereby acknowledges and agrees that Landlord shall have no obligation to make the Future Allowance available, or to pay any portion of the Future Allowance, to Tenant with respect to Suite 350 if Tenant exercises its option in accordance with Section 3(e)(i) above to terminate its obligations with respect to Suite 350 and therefore, any Qualified Expenses with respect to Suite 350, whether incurred by Tenant prior to or after such exercise, shall not be payable to Tenant if Tenant exercises its option to terminate its obligations with respect to Suite 350. All leasehold improvements must be made in accordance with, and subject to, the terms and conditions of the Work Letter attached to the Lease as Exhibit D, except all references therein to the Premises shall be deemed references to the portion of the Premises to which the tenant improvements are being made and the amount of the Allowance shall be the portion of the Future Allowance then remaining. The Future Allowance shall be disbursed in accordance with Exhibit D attached to the Lease; provided, however, for Qualified Expenses incurred by Tenant on or before December 1, 2019, Landlord shall not be obligated to pay any portion of the Future Allowance to Tenant prior to December 1, 2019, and such Future Allowance may be applied by Tenant to reimbursements of such Qualified Expenses paid for by Tenant on or before December 1, 2019. Any unused portion of the Future Allowance remaining as of May 31, 2020 shall inure solely to the benefit of Landlord, and Tenant shall have no rights to any credit, offset, abatement or payment with respect thereto.

(b)Tenant shall construct leasehold improvements and tenant finish (“Tenant’s First Floor Work”) to the First Floor Premises in accordance with, and subject to, the terms and conditions of the Work Letter attached to the Lease as Exhibit D, except all references therein to the Premises shall be deemed references to the First Floor Premises and the amount of the Allowance shall be as set forth below. Notwithstanding the foregoing, Tenant’s First Floor Work shall be deemed to include work done to the Surrender Premises and Suite 100, 178 and 180 of the Original Premises.

(c)Landlord shall make available to Tenant an allowance of Seventy Thousand One Hundred Forty and 0/100 Dollars ($70,140) (the “Allowance”) to be used solely to reimburse Tenant for the Qualified Expenses incurred by Tenant in connection with Tenant’s First Floor Work, the actual cost of any cabling for the First Floor Premises, and moving expenses with respect to the First Floor Premises. The allowance shall be disbursed in accordance with Exhibit D attached to the Lease. Any unused portion of the Allowance remaining as of six (6) months following the delivery of the First Floor Premises to Tenant for the construction of leasehold improvements, shall inure solely to the benefit of Landlord, and Tenant shall have no rights to any credit, offset, abatement or payment with respect thereto.

(d)The Tenant Representative set forth in Exhibit D attached to the Lease shall be changed to:

LDR Spine USA, Inc.
13785 Research Blvd. - Suite 200
Austin, Texas 78750
Attention: James Burrows
512-344-3307 (P)
512-344-3350 (F)

(e)The Landlord Representative set forth in Exhibit D attached to the Lease shall be changed to:

FPG Aspen Lake Owner, LP
13785 Research Blvd., Suite 120
Austin, TX 78750
Attention: Ruth St. James
512-219-0740 (P)
512-258-3896 (F)

(f)Entry into the First Floor Premises by Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, officers, employees, licensees, guests and invitees prior to the First Floor APCD shall be subject to all of the provisions of the Lease, as amended by this Amendment, other than the payment of Base Rent.

10.Restoration.    There shall be no obligation for Tenant to restore any portion of the Additional Premises to any “building standard” configuration or otherwise at the expiration of the Lease.

11.Fitness Center Relocation. Concurrently with the execution hereof, Tenant shall pay to Landlord the sum of $150,000.00, in immediately available funds, which shall be used solely by Landlord for all costs, including, without limitation, demolition costs, architectural and engineering fees and reasonable construction management fees, to relocate the existing fitness center and associated bathrooms and showers on the first (1st) floor of the Building and to construct the new fitness center on the first (1st) floor of the Building, but not for the purchase of additional exercise equipment to be located therein (the “Fitness Center Relocation Construction”). Landlord shall provide to Tenant copies of all invoices relating to the Fitness Center Relocation Construction. Subject to force majeure, Landlord shall commence the Fitness Center Relocation Construction within the later of sixty (60) days of the date hereof or fifteen (15) days following Tenant’s surrender of the Surrender Premises, and complete the Fitness Center Relocation Construction prior to the First Floor APCD. Landlord shall leave the bathroom and shower fixtures in the existing fitness center in place for the use of Tenant.

12.Right of First Offer. On or before November 30, 2018, provided that the Lease is in full force and effect and no Event of Default shall have occurred and be continuing, Tenant shall have a Right of First Offer (“ROFO”) to lease any space (the “ROFO Space”) coming available for lease in the Building. Landlord shall provide written notice (the “ROFO Notice”) to Tenant of any ROFO Space coming available for lease no earlier than twelve (12) months prior to the date the space is coming available for lease, and no later than three (3) months prior to the date the space is available for lease. This ROFO shall be subject to any pre-existing rights of tenants in the Building to expand or renew which are in place prior to the Effective Date, but superior to any rights of tenants in the Building to expand or renew which are granted after the Effective Date. The ROFO Notice shall indicate the space coming available, the date the space will be available, and shall include an accurate floor plan of the ROFO space, which depicts the configuration of the ROFO space in terms of walls, kitchen areas, dimensions of rooms and doorways. Tenant shall have seven (7) business days to respond to the ROFO Notice in writing (the “ROFO Response”) indicating Tenant’s election to lease the ROFO Space. In the event Tenant elects to lease the ROFO Space, the ROFO Space lease shall commence upon the earlier of Tenant’s occupancy of the ROFO Space for the purpose of conducting business, or sixty (60) days following the delivery of the ROFO Space to Tenant. In the event Landlord provides any ROFO Notice to Tenant on or before November 30, 2018, the ROFO Space shall be leased to Tenant upon the same terms and conditions as the Lease and at the annual rate per square foot of Rentable Area for the Additional Premises provided in Section 5 hereof; provided, however, Landlord shall provide a prorated allowance of $10.00 per square foot of Rentable Area, which shall be prorated based on the length of lease term of the ROFO space versus the length of lease term for the Additional Premises. In the event that Tenant exercises a ROFO and less than eight (8) years of Term on the Lease, beginning from the commencement of the Lease with respect to the ROFO Space, remain for the Premises, Tenant shall extend the Term of the Lease to end on a date which is eight (8) years following the commencement of the Lease with respect to the ROFO Space. The rental rate for the Premises for any extended term shall be equal to the annual rate per square foot of Rentable Area for the Additional Premises paid during the last year of the Term prior to extension, plus an additional $0.50 per square foot of Rentable Area per year for each year of the extended Term of the Lease. If Tenant timely notifies Landlord of its intention to lease the ROFO Space, Tenant shall execute an amendment to the Lease adding the ROFO Space to the Premises and extending the Term, if applicable, within thirty (30) days following the date Landlord sends such an amendment to Tenant for review; provided, that the failure to execute such an amendment shall not release Tenant of its obligations with respect to the ROFO Space. The ROFO is personal to Tenant and is not assignable to any third parties, including but not limited to any assignee or subtenant of Tenant, except with respect to a Permitted Transfer to an Affiliate or successor to Tenant by purchase, merger, consolidation or reorganization.

13.Right of First Refusal. If, from and after November 30, 2018 during the Term, Landlord shall receive an offer which Landlord is willing to accept (the “Offer”) to lease vacant space in the Building (the “Refusal Space”) and provided that the Lease is in full force and effect and no Event of Default shall have occurred and be continuing, Tenant shall have an on-going right of first refusal (“Right of First Refusal”) to lease all (but not part) of the portion of the Refusal Space that is the subject of the Offer (the “Subject Space”) upon the same terms and conditions contained in the Offer; provided, however, for Offers delivered on or before November 30, 2019, the lease term for the Subject Space shall be the same as the remaining Term of the Lease, and if the remaining Term is shorter than the lease term stated in the Offer, all allowances, concessions such as free rent, etc. and other costs to be paid by Landlord shall be proportionately reduced or the rental rate in the Offer shall be adjusted upward by Landlord at Tenant’s option in accordance with its standard pricing procedures to take into account the shorter period within which Landlord may recover any allowances, concessions or other costs to be paid by Landlord as set forth in the Offer. Conversely, if the remaining Term is longer than the lease term stated in the Offer, all allowances, concessions such as free rent, etc. and other costs to be paid by Landlord shall be proportionately increased and the rental rate in the Offer for the timeframe between the expiration of the remaining Term and the lease term stated in the Offer shall be adjusted upward with the same escalations to the rental rate as are stated in the Offer. For Offers received December 1, 2019 and thereafter, the terms and conditions of the lease for the Subject Space shall be the same as those in the Offer, including, without limitation, the lease term. If, within seven (7) days after Tenant receives written notice of the Offer (including a statement of the material terms and conditions thereof), Tenant does not notify Landlord in writing that Tenant elects to lease the Subject Space, then Landlord may enter into a lease with the prospective tenant who made the Offer on substantially the same terms and conditions contained therein. In addition, if the Subject Space is less than all of the Refusal Space, Tenant’s failure to exercise the Right of First Refusal with respect to the Subject Space shall not prejudice its Right of First Refusal with respect to the remainder of the Refusal Space. If Tenant timely notifies Landlord of its intention to lease the Subject Space, Tenant shall execute an amendment to the Lease adding the Subject Space to the Premises and otherwise incorporating the terms and conditions of the Offer within thirty (30) days following the date Landlord sends such an amendment to Tenant for review; provided, that the failure to execute such an amendment shall not release Tenant of its obligations with respect to the Subject Space. The commencement date for the Subject Space shall be the earlier of (i) occupancy of the Subject Space by Tenant for the purpose of conducting business or (ii) the commencement date as contemplated in the Offer. The Right of First Refusal is personal to Tenant and is not assignable to any third parties, including but not limited to any assignee or subtenant of Tenant, except with respect to a Permitted Transfer to an Affiliate or successor to Tenant by purchase, merger, consolidation or reorganization. This Right of First Refusal replaces the Right of First Refusal contained in Section 3 of Exhibit J to the Lease, which Section 3 of Exhibit J to the Lease is hereby deleted in its entirety.

14.Security Deposit. Effective as of the Effective Date, the amount of letter of credit Security Deposit required under Section 2.4 of the Lease shall be increased to $1,000,000. As long as no Event of Default shall have occurred and be continuing, the amount of Security Deposit required under the Lease shall be reduced as follows (with the following schedule replacing the schedule set forth in Section 2.4 to the Lease and Paragraph 8 of the First Amendment).

Reduction Date	Required Amount of Security Deposit after such Reduction Date
12/31/2015	$1,000,000
12/31/2016	$1,000,000
12/31/2017	$1,000,000
12/31/2018	$1,000,000
12/31/2019	$500,000
12/31/2020	$500,000
12/31/2021	$500,000
12/31/2022	$500,000
12/31/2023	$500,000
11/30/2024	$500,000

15.Non-Disturbance Agreement. Upon written request from Tenant, Landlord shall use its commercially reasonable efforts to secure from the current Interest Holder a non-disturbance agreement (a “Non-Disturbance Agreement”) on the standard form of such Interest Holder with or for the benefit of Tenant, within sixty (60) days following receipt by Landlord of such written request from Tenant, whereby the Interest Holder agrees not to disturb Tenant’s possession of the Premises provided an Event of Default shall not have occurred and be continuing. Within fifteen (15) days of written demand from Landlord, Tenant shall pay to Landlord all fees, charges, costs, expenses and legal fees of the Interest Holder that such Interest Holder charges Landlord in connection with such Non-Disturbance Agreement, whether or not such Non-Disturbance Agreement is actually approved, negotiated and/or executed by all parties thereto.

16.Landlord’s Notice Addresses. The addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:	FPG Aspen Lake Owner, LP
c/o Fortis Property Group, LLC
45 Main Street, Suite 800
Brooklyn, New York 11201
Attention: Jonathan Landau
Telephone: 718.907.7703
Facsimile: 718.907.8703

with a copy to:	Bloodworth Carroll, P.C.
10000 North Central Expressway, Suite 1050
Dallas, Texas 75231
Attention: Thom Bloodworth
Telephone: 214.234.2722
Facsimile: 214.234.2727
17.Determination of Charges. Landlord and Tenant agree that each provision of the Lease (as amended by this Amendment) for determining charges and amounts payable by Tenant (including provisions regarding Tenant’s Proportionate Share of Operating Expenses) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

18.Prohibited Persons and Transactions. Tenant represents and warrants that neither it nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not assign or otherwise transfer the Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

19.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof,  the Lease is and remains in good standing and in full force and effect,  Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and  except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

20.Broker. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Jones Lang LaSalle (Brent Powdrill and Rachel Coulter) (“JLL”), the Landlord’s broker, and CBRE, Inc. (Russell Young) (“CBRE”), the Tenant’s broker. Landlord agrees that it shall pay a commission to JLL pursuant to the terms of a separate agreement between Landlord and JLL. In addition, Landlord agrees that it shall pay a commission to CBRE pursuant to the terms of that certain Commission Agreement (Lease) dated of even date herewith between Landlord and CBRE (the “Commission Agreement”). Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation in connection with this Amendment claimed by any other broker or agent claiming the same by, through or under the indemnifying party. Landlord and Tenant hereby acknowledge and agree that a portion of the Extended Term First Floor Expansion Premises Commission and the Existing Premises Extension Commission (both as defined in the Commission Agreement) which may become payable to CBRE pursuant to that certain Commission Agreement, if payable thereunder, will be due on December 1, 2019 (the “2019 Commission”). In the event that Landlord, or any other party (including, but not limited to, any successor to the current Landlord), is obligated but fails to pay the 2019 Commission under the Commission Agreement by December 1, 2019, Tenant may give written notice to Landlord of such failure and a demand for payment of the 2019 Commission to CBRE. In the event that on or before the expiration of thirty (30) days following Landlord’s receipt of Tenant’s notice and demand, Landlord fails to thereafter pay the 2019 Commission to CBRE or fails to provide evidence to Tenant of payment of the 2019 Commission to CBRE, in a form reasonably satisfactory to Tenant, Tenant shall have the right to pay directly to CBRE the 2019 Commission and after providing evidence of such payment to Landlord, in a form reasonably satisfactory to Landlord, the right to abate Base Rent then becoming due by the amount of the 2019 Commission actually paid by Tenant to CBRE.

21.No Claims. As of the date hereof, Tenant has no pending claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease or arising out of any document, writing or instrument executed in connection therewith or herewith. Tenant is not aware of any default by Landlord under any of the terms or provisions of the Lease.

22.Entire Agreement. This Amendment supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Amendment. The Lease and this Amendment constitute the entire agreement of the parties with respect to the subject matter of the Lease and this Amendment. There are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Amendment or the Lease. It is likewise agreed that the Lease and this Amendment may not be altered, amended, modified or extended except by an instrument in writing signed by both Landlord and Tenant.

23.Authority. The person executing this Amendment on behalf of Tenant represents unto Landlord that: (a) Tenant is a duly organized and validly existing Texas corporation in good standing under the laws of the State of Texas, (b) Tenant has the full right and authority to execute, deliver and perform this Amendment; (c) the person executing this Amendment on behalf of Tenant is authorized to do so; (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Amendment on behalf of Tenant; and (e) this Amendment, when executed and delivered by Tenant and Landlord, will constitute the valid and binding agreement of both parties, enforceable against Landlord and Tenant in accordance with its terms.

24.Status of Lease. The Lease, as amended by this Amendment, is in full force and effect and is binding upon and enforceable by Landlord and Tenant in accordance with its terms. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions in this Amendment, the terms and conditions of this Amendment shall control.

25.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

EXECUTED effective as of the Effective Date.

LANDLORD:

FPG ASPEN LAKE OWNER, LP,
a Delaware limited partnership

By:	FPG ASPEN LAKE GP, LLC,
a Delaware limited liability company,
its General Partner

By: /s/ Jonathan Landau
Name: Jonathan Landau
Title: CEO

TENANT:

LDR SPINE USA, INC.,
a Delaware corporation

By:	/s/ Christophe Lavigne
Name:	Christophe Lavige
Title:	President

EXHIBIT A

ADDITIONAL PREMISES

SUITE 350
18,930 RSF

ASPEN LAKE

Gensler

ASPEN LAKE

96.0065.025

OPTION 2 - LEVEL 03

1/16" = 1'-0"

04

A-1

ADDITIONAL PREMISES
3,507 RSF

ASPENLAKE

Gensler

Project Name
ASPENLAKE

Project Number
96.0065.025

Description
OPTION 2 - LEVEL 01

Scale
1/16" = 1'-0"

03

A-2

EXHIBIT B

SURRENDER PREMISES

SURRENDER
PREMISES
636 RSF

ASPEN LAKE
13785 N. HWY 183 AUSTIN, TX 78750

Gensler

212 Lavaca Street
Suite 390
Austin, TX 78701
United States

Tel 512.867.8100
Fax 512.867.8101

△ Date	Description

Seal/Signature

Project Name
ASPEN LAKE

Project Number
96.0065.025

Description
OPTION 1 - LEVEL 01

Scale
1/16" = 1'-0"

01

© 2015 Gensler

B- 1

EXHIBIT C

BASE RENT SCHEDULE

Time period	Annual Rate per square foot of Rentable Area for Original Premises (“Original Premises PSF Rate”)	Square Footage of Premises at the Original Premises PSF Rate	Annual rate per square foot of Rentable Area for Additional Premises (“Additional Premises PSF Rate”)	Square Footage of Premises at the Additional Premises PSF Rate	Total Annual Base Rent	Total Monthly Installment of Base Rent
The Surrender Date to the First Floor APCD	$19.50	67,407sf			$1,314,436.50	$109,536.37
The First Floor APCD through the 30th day following the First Floor APCD	$19.50	67,407sf	$19.50	2,871sf	$1,370,421.00	$114,201.75
The 31st day following the First Floor APCD through November 30, 2016	$19.50	67,407sf	$23.00	2,871sf	$1,380,469.50	$115,039.13
The Suite 350 APCD through the 30th day following the Suite 350 APCD			$19.50	18,930sf	$369,135.00	$30,761.25
The 31st day following the Suite 350 APCD through November 30, 2016			$23.00	18,930sf	$435,390.00	$36,282.50
December 1, 2016 through November 30, 2017	$20.00	67,407sf	$23.50	21,801sf	$1,860,463.50	$155,038.63
December 1, 2017 through November 30, 2018	$20.50	67,407sf	$24.00	21,801sf	$1,905,067.50	$158,755.63
December 1, 2018 through November 30, 2019	$21.00	67,407sf	$24.50	21,801sf	$1,949,671.50	$162,472.63
December 1, 2019 through November 30, 2020	$25.00	67,407sf	$25.00	21,801sf	$2,230,200.00	$185,850.00
December 1, 2020 through November 30, 2021	$25.50	67,407sf	$25.50	21,801sf	$2,274,804.00	$189,567.00
December 1, 2021 through November 30, 2022	$26.00	67,407sf	$26.00	21,801sf	$2,319,408.00	$193,284.00

C-1

December 1, 2022 through November 30, 2023	$26.50	67,407sf	$26.50	21,801sf	$2,364,012.00	$197,001.00
December 1, 2023 through November 30, 2024	$27.00	67,407sf	$27.00	21,801sf	$2,408,616.00	$200,718.00
December 1, 2024 through the Expiration Date	$27.50 plus $0.50 psf increases on each anniversary thereafter	67,407sf	$27.50 plus $0.50 psf increases on each anniversary thereafter	21,801sf	To be determined	To be determined

C-2

EXHIBIT D

ASSIGNED PARKING

Aspen Lake 1st floor Parking Garage-Reserved Spaces

LDR 52
LDR 51
LDR 50
LDR 49
LDR 48
LDR 47
LDR 46
LDR 45
LDR 44
LDR 43
LDR NEW 8
LDR 42
LDR NEW 7
LDR 41
LDR NEW 6
LDR 40
LDR NEW 5
LDR 39
LDR NEW 4
LDR 38
LDR NEW 3
LDR 37
LDR NEW 2
LDR 36
LDR NEW 1
LDR 35
H10
H9
H8
H7
H6
H5
H4
stairwell
H1
H2
H3
M1
M2
70M LDR
71M LDR

D-1